POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I hereby constitute and appoint Kim K.W. Rucker, Carrie P. Ryan, and Jean M. Mosel, and each of them, as my true and lawful attorney-in-fact and agent and in my name, place and stead, in any and all capacities, to sign any or all Forms 3, 4, and 5 relating to equity securities of Tesoro

Corporation (the "Company") pursuant to the requirements of Section 16 of the Securities

Exchange  Act  of  1934,  and  to  file  the  same  with  the  Securities  and  Exchange

Commission and the New York Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and affirming all that said attorney-in-fact

and agent may lawfully do or cause to be done by virtue hereof.   This authorization,

unless earlier revoked by me in writing, shall be valid until my reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

Date: May 3, 2016

Robert W. Goldman

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